UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 8, 2016
Date of Report (date of earliest event reported)

ASCENA RETAIL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-11736	30-0641353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

933 MacArthur Boulevard
Mahwah, New Jersey 07430
(Address of principal executive offices, including zip code)

(551) 777-6700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 8, 2016, Ascena Retail Group, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the following items were voted upon: (1) the election of two directors to serve on the board of directors for three-year terms and until their successors are duly elected and qualified; (2) a proposal to consider the approval, by non-binding advisory vote, of the compensation paid to the Company’s named executive officers during fiscal 2016 (commonly known as the “say-on-pay” proposal); and (3) the ratification of the appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending July 29, 2017. The voting results at the Annual Meeting, with respect to each of the matters described above, were as follows:

1.    The two directors were elected based upon the following votes:

	For	Against	Abstain	Broker Non-Votes
Kay Krill	142,393,482	26,469,243	32,525	16,326,734
Katie J. Bayne	146,749,107	22,113,517	32,626	16,326,734

2.
The compensation paid to the Company’s named executive officers during fiscal 2016 (commonly known as the “say-on-pay” proposal), was approved, by non-binding advisory vote, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
167,103,849	1,694,216	97,185	16,326,734

3.	The appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending July 29, 2017 was ratified based upon the following votes:

For	Against	Abstain
184,386,897	759,024	76,063

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.
(Registrant)

Date: December 12, 2016

By:	/s/ Ernest LaPorte
Ernest LaPorte
Senior Vice President and Chief Accounting Officer
(Principal Accounting Officer)